EXHIBIT 8


                              CUSTODY AGREEMENT

                                   BETWEEN

                           BATTERY PARK FUNDS, INC.

                                     AND

                             THE BANK OF NEW YORK


Agreement made as of this first day of October, 1996, between BATTERY PARK FUNDS, INC., a Maryland Corporation organized and existing under the laws of the State of Maryland, having its principal office and place of business at 2 World Financial Center, Building B, 25th Floor, New York, NY, 10281-1198 (hereinafter called the "Corporation"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at 48 Wall Street, New York, New York 10286 (hereinafter called the "Custodian").


                            W I T N E S S E T H :


That for and in consideration of the mutual promises hereinafter set forth, the Corporation and the Custodian agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

2. "Call Option" shall mean an over the counter or exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities.

3. "Clearing Member" shall mean a registered broker-dealer which is a clearing member under the rules of O.C.C. and a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

4. "Collateral Account" shall mean an account maintained and specifically allocated to a Series under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of the Corporation specifically allocated to such Series shall be deposited and withdrawn from time to time in accordance with Proper Instructions received by the Custodian in connection with such transactions as the Corporation may from time to time determine.

5. "Covered Call Option" shall mean an exchange traded option entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities (excluding Futures Contracts) which are owned by the writer thereof and subject to appropriate restrictions.

6. "Depository" shall mean The Depository Corporation Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Corporation's Board of Directors specifically approving deposits therein by the Custodian and those book-entry systems approved pursuant to Rule 17f-4 under the Investment Company Act of 1940, by the Corporation's Board of Directors.

7. "Derivative" shall mean puts, calls, straddles, futures, forwards, interest rate swaps, caps, collars, ceilings and floors and other interest rate protection instruments and any related options, and currency swaps.

8. "Financial Futures Contract" shall mean the firm commitment to buy or sell fixed income securities including, without limitation, U.S. Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds, domestic bank certificates of deposit, and Eurodollar certificates of deposit, during a specified month at an agreed upon price.

9. "Futures Contract" shall mean a Financial Futures Contract and/or Stock Index Futures Contracts.

10. "Futures Contract Option" shall mean an option with respect to a Futures Contract.

11. "Margin Account" shall mean a segregated account in the name of a broker, dealer, futures commission merchant, or a Clearing Member, or in the name of the Corporation for the benefit of a broker, dealer, futures commission merchant, or Clearing Member, or otherwise, in accordance with an agreement between the Corporation, the Custodian and a broker, dealer, futures commission merchant or a Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securities and/or money of the Corporation shall be deposited and withdrawn from time to time in connection with such transactions as the Corporation may from time to time determine. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry in its books and records.

12. "Money Market Security" shall be deemed to include, without limitation, certain Reverse Repurchase Agreements, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof, any tax, bond or revenue anticipation note issued by any state or municipal government or public authority, commercial paper, certificates of deposit and bankers' acceptances, repurchase agreements with respect to the same and bank time deposits, and such other instruments and agreements where the purchase and sale of such securities and instruments normally requires settlement in federal funds on the same day as such purchase or sale.

13. "O.C.C." shall mean the Options Clearing Corporation, a clearing agency registered under Section17A of the Securities Exchange Act of 1934, its successor or successors, and its nominee or nominees.

14. "Officers" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer, and any other person or persons, whether or not any such other person is an officer of the Corporation, duly authorized by the Board of Directors of the Corporation to execute any Proper Instruction, instruction, notice or other instrument on behalf of the Corporation and listed in the Authorized and Proper Instructions annexed hereto as Appendix A or such other Proper Instruction as may be received by the Custodian from time to time.

15. "Option" shall mean a Call Option, Covered Call Option, Stock Index Option and/or a Put Option.

16. "Proper Instruction" shall mean any oral or written notice, instruction, or other instrument, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and, authorized on behalf of the Corporation by the kind and number of Officers designated in the Corporation's Authorized and Proper Instructions, and the term Proper Instruction shall also include instructions by the Corporation to the Custodian communicated by a Terminal Link.

17. "Put Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer thereof for the exercise price.

18. "Reverse Repurchase Agreement" shall mean an agreement pursuant to which the Corporation sells Securities and agrees to repurchase such Securities at a described or specified date and price.

19. "Security" shall be deemed to include, without limitation, Money Market Securities, Derivatives, Call Options, Put Options, Stock Index Options, Stock Index Futures Contracts, Stock Index Futures Contract Options, Financial Futures Contracts, Financial Futures Contract Options, Reverse Repurchase Agreements, common stocks and other securities having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities, (including, without limitation, general obligation bonds, revenue bonds, industrial bonds and industrial development bonds), asset-backed securities and obligations, bonds, debentures, notes, mortgages or other obligations, and any combination of any of the foregoing to create "synthetic" securities or otherwise and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

20. "Series" shall mean the various portfolios, if any, of the Corporation as described from time to time in the current and effective prospectus for the Corporation.

21. "Shares" shall mean the shares of capital stock of the Corporation, each of which is, in the case of a Corporation having Series, allocated to a particular Series.

22. "Stock Index Futures Contract" shall mean a bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the value of a particular stock index at the close of the last business day of the contract and the price at which the futures contract is originally struck.

23. "Stock Index Option" shall mean an exchange traded option entitling the holder, upon timely exercise, to receive an amount of cash determined by reference to the difference between the exercise price and the value of the index on the date of exercise.

24. "Terminal Link" shall mean an electronic data transmission link between the Corporation and the Custodian requiring in connection with each use of the Terminal Link by or on behalf of the Corporation use of an authorization code provided by the Custodian and at least two access codes established by the Corporation.


                                  ARTICLE II

                           APPOINTMENT OF CUSTODIAN

1. The Corporation hereby constitutes and appoints the Custodian as custodian of the Securities and moneys at any time owned by the Corporation during the period of this Agreement.

2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.


                                 ARTICLE III

                        CUSTODY OF CASH AND SECURITIES

1.   Except as otherwise provided in paragraph 7 of this Article and in
     Article VIII, the Corporation will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by it, at any time during the period of this Agreement, and shall specify with respect to such Securities and money the Series to which the same are specifically allocated. The Custodian shall segregate, keep and maintain the assets of each Series separate and apart from the other Series and from the Custodian's own assets and assets it holds for others, regardless of capacity, and shall maintain books and records adequate to reflect the ownership of Securities and moneys held hereunder. The Custodian will not be responsible for any Securities and moneys not actually received by it. The Custodian will be entitled to reverse any credits made to the Corporation's cash balance on the Corporation's behalf where such credits have been previously made and moneys are not finally collected. The Corporation shall deliver to the Custodian a certified resolution of the Board of Directors of the Corporation, substantially in the form of Exhibit A hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities and deliveries and returns of Securities collateral. Prior to a deposit of Securities specifically allocated to a Series in the Depository, the Corporation shall deliver to the Custodian a certified resolution of the Board of Directors of the Corporation, substantially in the form of Exhibit B hereto, approving, authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by a Proper Instruction actually received by the Custodian to deposit in the Depository all Securities specifically allocated to such Series eligible for deposit therein, and to utilize the Depository to the extent possible with respect to such Securities in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Securities and moneys deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity and will be specifically allocated on the Custodian's books to the separate account for the applicable Series. Recognizing that only a confirmation and not an actual security is received when dealing with Options and Derivatives, prior to the Custodian's accepting, utilizing and acting with respect to Clearing Member confirmations for Options and Derivatives and transactions in Options and Derivatives for a Series as provided in this Agreement, the Custodian shall have received a Proper Instruction, substantially in the form of Exhibit C hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Proper Instruction actually received by the Custodian, to accept, utilize and act in accordance with such confirmations as provided in this Agreement with respect to such Series.

2. The Custodian shall establish and maintain separate accounts, in the name of each Series, and shall credit to the separate account for each Series all moneys received by it for the account of the Corporation with respect to such Series. Money credited to a separate account for a Series shall be disbursed by the Custodian only:

     (a)  As hereinafter provided;

     (b) Pursuant to Proper Instructions setting forth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made and the purpose for which payment is to be made; or

     (c) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Series upon invoice and instruction to pay.

3. Promptly after the close of business on each day, the Custodian shall furnish the Corporation with confirmations and a summary, on a per Series basis, of all transfers to or from the account of the Corporation for a Series during said day, either hereunder or with any co-custodian or sub-custodian appointed in accordance with this Agreement. Where Securities are transferred to the account of the Corporation for a Series, the Custodian shall also by book-entry or otherwise identify as belonging to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) as Custodian for the Corporation or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Corporation with a detailed statement, on a per Series basis, of the Securities and moneys held by the Custodian for the Corporation.

4.   Except as otherwise provided in paragraph 7 of this Article and in
     Article VIII, all Securities held by the Custodian hereunder, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held hereunder may be registered in the name of the Corporation or its nominee, in the name of any duly appointed registered nominee of the Custodian, as Custodian for the Corporation, as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Corporation agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold hereunder and which may from time to time be registered in the name of the Corporation or its nominee. The Custodian shall hold all such Securities specifically allocated to a Series which are not held in the Book-Entry System or in the Depository in a separate account in the name of such Series physically segregated at all times from those of any other person or persons.

5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Proper Instruction, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities held hereunder and therein deposited, shall with respect to all Securities held for the Corporation hereunder in accordance with preceding paragraph 4:

     (a)  Collect all income due or payable;

     (b) Present for payment and collect the amount payable upon such Securities which are called, but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in Appendix B annexed hereto, which may be amended at any time by the Custodian without the prior notification or consent of the Corporation, although the Custodian will give the Corporation notice as soon as practical;

     (c) Present for payment and collect the amount payable upon all Securities which mature;

     (d)  Surrender Securities in temporary form for definitive Securities;

     (e) Execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

     (f) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of a Series, all rights and similar securities issued with respect to any Securities held by the Custodian for such Series hereunder.

6. Upon receipt of a Proper Instruction and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

     (a) Execute and deliver to such persons as may be designated in such Proper Instruction proxies, consents, authorizations, and any other instruments whereby the authority of the Corporation as owner of any Securities held by the Custodian hereunder for the Series specified in such Proper Instruction may be exercised;

     (b) Deliver any Securities held by the Custodian hereunder for the Series specified in such Proper Instruction in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder specifically allocated to such Series any cash or other Securities received in exchange;

     (c) Deliver any Securities held by the Custodian hereunder for the Series specified in such Proper Instruction to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder specifically allocated to such Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

     (d) Make such transfers or exchanges of the assets of the Series specified in such Proper Instruction, and take such other steps as shall be stated in such Proper Instruction to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Corporation; and

     (e) Present for payment and collect the amount payable upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Proper Instruction.

7. Notwithstanding any provision elsewhere contained herein, the Custodian shall not be required to obtain possession of any instrument or certificate representing any Derivative, Futures Contract, any Option, or any Futures Contract Option until after it shall have determined, or shall have received a Proper Instruction from the Corporation stating, that any such instruments or certificates are available. The Corporation shall deliver to the Custodian such a Proper Instruction no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, the Custodian shall comply with Section 17(f) of the Investment Company Act of 1940, as amended, in connection with the purchase, sale, settlement, closing out or writing of Derivatives, Futures Contracts, Options, or Futures Contract Options by making payments or deliveries specified in Proper Instructions received by the Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receipt from a broker, dealer, or futures commission merchant of a statement or confirmation reasonably believed by the Custodian to be in the form customarily used by brokers, dealers, or future commission merchants with respect to such Derivatives, Futures Contracts, Options, or Futures Contract Options, as the case may be, confirming that such Security is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of the Custodian (or any nominee of the Custodian) as custodian for the Corporation, provided, however, that notwithstanding the foregoing, payments to or deliveries from the Margin Account, and payments with respect to Securities to which a Margin Account relates, shall be made in accordance with the terms and conditions of the Margin Account Agreement. Whenever any such instruments or certificates are available, the Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any Derivative, Futures Contract, Option, or Futures Contract Option for which such instruments or such certificates are available only against the delivery to the Custodian of such instrument or such certificate, and deliver any Derivative, Futures Contract, Option or Futures Contract Option for which such instruments or such certificates are available only against receipt by the Custodian of payment therefor. Any such instrument or certificate delivered to the Custodian shall be held by the Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.


                                  ARTICLE IV

                 PURCHASE AND SALE OF INVESTMENTS OF THE FUND
                  OTHER THAN OPTIONS, FUTURES CONTRACTS AND
                           FUTURES CONTRACT OPTIONS

1. Promptly after each purchase of Securities by the Corporation, other than a purchase of an Option, a Futures Contract, or a Futures Contract Option, the Corporation shall deliver to the Custodian (a) the Series to which such Securities are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement; (e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom payment is to be made. The Custodian shall, upon receipt of Securities purchased by or for the Corporation, pay to the broker specified in the Proper Instruction out of the moneys held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Proper Instruction.

2. Promptly after each sale of Securities by the Corporation, other than a sale of any Option, Futures Contract, Futures Contract Option, or any Reverse Repurchase Agreement, the Corporation shall deliver to the Custodian (a) the Series to which such Securities were specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Corporation upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom the Securities are to be delivered. The Custodian shall deliver the Securities specifically allocated to such Series to the broker specified in the Proper Instruction against payment of the total amount payable to the Corporation upon such sale, provided that the same conforms to the total amount payable as set forth in such Proper Instruction.


                                  ARTICLE V

                                   OPTIONS

1. Promptly after the purchase of any Option by the Corporation, the Corporation shall deliver to the Custodian a Proper Instruction specifying with respect to each Option purchased: (a) the Series to which such Option is specifically allocated; (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the total amount payable by the Corporation in connection with such purchase; (h) the name of the Clearing Member through whom such Option was purchased; and (i) the name of the broker to whom payment is to be made. The Custodian shall pay, upon receipt of a Clearing Member's statement confirming the purchase of such Option held by such Clearing Member for the account of the Custodian (or any duly appointed and registered nominee of the Custodian) as custodian for the Corporation, out of moneys held for the account of the Series to which such Option is to be specifically allocated, the total amount payable upon such purchase to the Clearing Member through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Proper Instruction.

2. Promptly after the sale of any Option purchased by the Corporation pursuant to paragraph 1 hereof, the Corporation shall deliver to the Custodian a Proper Instruction specifying with respect to each such sale: (a) the Series to which such Option was specifically allocated;
     (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options sold; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Corporation upon such sale; and (h) the name of the Clearing Member through whom the sale was made. The Custodian shall consent to the delivery of the Option sold by the Clearing Member which previously supplied the confirmation described in preceding paragraph 1 of this Article with respect to such Option against payment to the Custodian of the total amount payable to the Corporation, provided that the same conforms to the total amount payable as set forth in such Proper Instruction.

3. Promptly after the exercise by the Corporation of any Call Option purchased by the Corporation pursuant to paragraph 1 hereof, the Corporation shall deliver to the Custodian a Proper Instruction specifying with respect to such Call Option: (a) the Series to which such Call Option was specifically allocated; (b) the name of the issuer and the title and number of shares subject to the Call Option; (c) the expiration date; (d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid by the Corporation upon such exercise; and (g) the name of the Clearing Member through whom such Call Option was exercised. The Custodian shall, upon receipt of the Securities underlying the Call Option which was exercised, pay out of the moneys held for the account of the Series to which such Call Option was specifically allocated the total amount payable to the Clearing Member through whom the Call Option was exercised, provided that the same conforms to the total amount payable as set forth in such Proper Instruction.

4. Promptly after the exercise by the Corporation of any Put Option purchased by the Corporation pursuant to paragraph 1 hereof, the Corporation shall deliver to the Custodian a Proper Instruction specifying with respect to such Put Option: (a) the Series to which such Put Option was specifically allocated; (b) the name of the issuer and the title and number of shares subject to the Put Option; (c) the expiration date; (d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid to the Corporation upon such exercise; and (g) the name of the Clearing Member through whom such Put Option was exercised. The Custodian shall, upon receipt of the amount payable upon the exercise of the Put Option, deliver or direct the Depository to deliver the Securities specifically allocated to such Series, provided the same conforms to the amount payable to the Corporation as set forth in such Proper Instruction.

5. Promptly after the exercise by the Corporation of any Stock Index Option purchased by the Corporation pursuant to paragraph 1 hereof, the Corporation shall deliver to the Custodian a Proper Instruction specifying with respect to such Stock Index Option: (a) the Series to which such Stock Index Option was specifically allocated; (b) the type of Stock Index Option (put or call); (c) the number of Options being exercised; (d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price; (g) the total amount to be received by the Corporation in connection with such exercise; and (h) the Clearing Member from whom such payment is to be received. The Custodian shall remove such Stock Index Option from the Corporation's listing of assets and credit the Corporation's cash account timely upon receipt of such amount by the Custodian.

6. Whenever the Corporation writes a Covered Call Option, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying with respect to such Covered Call Option: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares for which the Covered Call Option was written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Corporation; (f) the date such Covered Call Option was written; and (g) the name of the Clearing Member through whom the premium is to be received. The Custodian shall deliver or cause to be delivered, in exchange for receipt of the premium specified in the Proper Instruction with respect to such Covered Call Option, such receipts as are required in accordance with the customs prevailing among Clearing Members dealing in Covered Call Options and shall impose, or direct the Depository to impose, upon the underlying Securities specified in the Proper Instruction specifically allocated to such Series such restrictions as may be required by such receipts. Notwithstanding the foregoing, the Custodian has the right, upon prior written notification to the Corporation and in order to maintain compliance with O.C.C. Rules limiting the amount of receipts a bank can issue in relation to its capital, at any time to refuse to issue any receipts for Securities in the possession of the Custodian and not deposited with the Depository underlying a Covered Call Option.

7. Whenever a Covered Call Option written by the Corporation and described in the preceding paragraph of this Article is exercised, the Corporation shall promptly deliver to the Custodian a Proper Instruction instructing the Custodian to deliver, or to direct the Depository to deliver, the Securities subject to such Covered Call Option and specifying: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares subject to the Covered Call Option; (c) the Clearing Member to whom the underlying Securities are to be delivered; and (d) the total amount payable to the Corporation upon such delivery. Upon the return and/or cancellation of any receipts delivered pursuant to paragraph 6 of this Article, the Custodian shall deliver, or direct the Depository to deliver, the underlying Securities as specified in the Proper Instruction against payment of the amount to be received as set forth in such Proper Instruction.

8. Whenever the Corporation writes a Put Option, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying with respect to such Put Option: (a) the Series for which such Put Option was written; (b) the name of the issuer and the title and number of shares for which the Put Option is written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Corporation; (f) the date such Put Option is written; (g) the name of the Clearing Member through whom the premium is to be received and to whom a Put Option guarantee letter is to be delivered; (h) the amount of cash, and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Senior Security Account for such Series; and (i) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited into the Collateral Account for such Series. The Custodian shall, after making the deposits into the Collateral Account specified in the Proper Instruction, issue a Put Option guarantee letter substantially in the form utilized by the Custodian on the date hereof, and deliver the same to the Clearing Member specified in the Proper Instruction against receipt of the premium specified in said Proper Instruction. Notwithstanding the foregoing, the Custodian shall be under no obligation to issue any Put Option guarantee letter or similar document if it is unable to make any of the representations contained therein.

9. Whenever a Put Option written by the Corporation and described in the preceding paragraph is exercised, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying: (a) the Series to which such Put Option was written; (b) the name of the issuer and title and number of shares subject to the Put Option; (c) the Clearing Member from whom the underlying Securities are to be received; (d) the total amount payable by the Corporation upon such delivery; (e) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be withdrawn from the Collateral Account for such Series and (f) the amount of cash and/or the amount and kind of Securities, specifically allocated to such Series, if any, to be withdrawn from the Senior Security Account. Upon the return and/or cancellation of any Put Option guarantee letter or similar document issued by the Custodian in connection with such Put Option, the Custodian shall pay out of the moneys held for the account of the Series to which such Put Option was specifically allocated the total amount payable to the Clearing Member specified in the Proper Instruction as set forth in such Proper Instruction against delivery of such Securities, and shall make the withdrawals specified in such Proper Instruction.

10. Whenever the Corporation writes a Stock Index Option, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying with respect to such Stock Index Option: (a) the Series for which such Stock Index Option was written; (b) whether such Stock Index Option is a put or a call; (c) the number of options written; (d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price; (g) the Clearing Member through whom such Option was written; (h) the premium to be received by the Corporation; (i) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Collateral Account for such Series; and (j) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a Margin Account, and the name in which such account is to be or has been established. The Custodian shall, upon receipt of the premium specified in the Proper Instruction, make the deposits, if any, into the Collateral Account specified in the Proper Instruction, and either (1) deliver such receipts, if any, which the Custodian has specifically agreed to issue, which are in accordance with the customs prevailing among Clearing Members in Stock Index Options and make the deposits into the Collateral Account specified in the Proper Instruction, or (2) make the deposits into the Margin Account specified in the Proper Instruction.

11. Whenever a Stock Index Option written by the Corporation and described in the preceding paragraph of this Article is exercised, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying with respect to such Stock Index Option: (a) the Series for which such Stock Index Option was written; (b) such information as may be necessary to identify the Stock Index Option being exercised; (c) the Clearing Member through whom such Stock Index Option is being exercised; (d) the total amount payable upon such exercise, and whether such amount is to be paid by or to the Corporation; (e) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Margin Account; and (f) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Collateral Account for such Series. Upon the return and/or cancellation of the receipt, if any, delivered pursuant to the preceding paragraph of this Article, the Custodian shall pay out of the moneys held for the account of the Series to which such Stock Index Option was specifically allocated to the Clearing Member specified in the Proper Instruction the total amount payable, if any, as specified therein.

12. Whenever the Corporation purchases any Option identical to a previously written Option described in paragraphs, 6, 8 or 10 of this Article in a transaction expressly designated by the Corporation's adviser as a"'Closing Purchase Transaction" in order to liquidate its position as a writer of an Option, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying with respect to the Option being purchased: (a) that the transaction is a Closing Purchase Transaction; (b) the Series for which the Option was written; (c) the name of the issuer and the title and number of shares subject to the Option, or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Options held; (d) the exercise price; (e) the premium to be paid by the Corporation; (f) the expiration date; (g) the type of Option (put or call); (h) the date of such purchase; (i) the name of the Clearing Member to whom the premium is to be paid; and (j) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account, or a specified Margin Account, for such Series. Upon the Custodian's payment of the premium and the return and/or cancellation of any receipt issued pursuant to paragraphs 6, 8 or 10 of this Article with respect to the Option being liquidated through the Closing Purchase Transaction, the Custodian shall remove, or direct the Depository to remove, the previously imposed restrictions on the Securities underlying the Call Option.

13. Upon the expiration, exercise or consummation of a Closing Purchase Transaction with respect to any Option purchased or written by the Corporation and described in this Article, the Custodian shall delete such Option from the statements delivered to the Corporation pursuant to paragraph 3 Article III herein, and upon the return and/or cancellation of any receipts issued by the Custodian, shall make such withdrawals from the Collateral Account, and the Margin Account as may be specified in a Proper Instruction received in connection with such expiration, exercise, or consummation.


                                  ARTICLE VI

                              FUTURES CONTRACTS

1. Whenever the Corporation shall enter into a Futures Contract, the Corporation shall deliver to the Custodian a Proper Instruction specifying with respect to such Futures Contract, (or with respect to any number of identical Futures Contract(s)): (a) the Series for which the Futures Contract is being entered; (b) the category of Futures Contract (the name of the underlying stock index or financial instrument); (c) the number of identical Futures Contracts entered into;
     (d) the delivery or settlement date of the Futures Contract(s); (e) the date the Futures Contract(s) was (were) entered into and the maturity date; (f) whether the Corporation is buying (going long) or selling (going short) on such Futures Contract(s); (g) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Collateral Account for such Series; (h) the name of the broker, dealer, or futures commission merchant through whom the Futures Contract was entered into; and (i) the amount of fee or commission, if any, to be paid and the name of the broker, dealer, or futures commission merchant to whom such amount is to be paid. The Custodian shall make the deposits, if any, to the Margin Account in accordance with the terms and conditions of the Margin Account Agreement. The Custodian shall make payment out of the moneys specifically allocated to such Series of the fee or commission, if any, specified in the Proper Instruction and deposit in the Collateral Account for such Series the amount of cash and/or the amount and kind of Securities specified in said Proper Instruction.

2. (a) Any variation margin payment or similar payment required to be made by the Corporation to a broker, dealer, or futures commission merchant with respect to an outstanding Futures Contract, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

     (b) Any variation margin payment or similar payment from a broker, dealer, or futures commission merchant to the Corporation with respect to an outstanding Futures Contract, shall be received and dealt with by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

3. Whenever a Futures Contract held by the Custodian hereunder is retained by the Corporation until delivery or settlement is made on such Futures Contract, the Corporation shall deliver to the Custodian a Proper Instruction specifying: (a) the Futures Contract and the Series to which the same relates; (b) with respect to a Stock Index Futures Contract, the total cash settlement amount to be paid or received, and with respect to a Financial Futures Contract, the Securities and/or amount of cash to be delivered or received; (c) the broker, dealer, or futures commission merchant to or from whom payment or delivery is to be made or received; and (d) the amount of cash and/or Securities to be withdrawn from the Collateral Account for such Series. The Custodian shall make the payment or delivery specified in the Proper Instruction, and delete such Futures Contract from the statements delivered to the Corporation pursuant to paragraph 3 of Article III herein.

4. Whenever the Corporation shall enter into a Futures Contract to offset a Futures Contract held by the Custodian hereunder, the Corporation shall deliver to the Custodian a Proper Instruction specifying: (a) the items of information required in a Proper Instruction described in paragraph 1 of this Article, and (b) the Futures Contract being offset. The Custodian shall make payment out of the money specifically allocated to such Series of the fee or commission, if any, specified in the Proper Instruction and delete the Futures Contract being offset from the statements delivered to the Corporation pursuant to paragraph 3 of
     Article III herein, and make such withdrawals from the Senior Security Account for such Series as may be specified in such Proper Instruction. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.


                                 ARTICLE VII

                           FUTURES CONTRACT OPTIONS

1. Promptly after the purchase of any Futures Contract Option by the Corporation, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying with respect to such Futures Contract
     Option: (a) the Series to which such Option is specifically allocated; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the amount of premium to be paid by the Corporation upon such purchase; (h) the name of the broker or futures commission merchant through whom such option was purchased; and (i) the name of the broker, or futures commission merchant, to whom payment is to be made. The Custodian shall pay out of the moneys specifically allocated to such Series, the total amount to be paid upon such purchase to the broker or futures commissions merchant through whom the purchase was made, provided that the same conforms to the amount set forth in such Proper Instruction.

2. Promptly after the sale of any Futures Contract Option purchased by the Corporation pursuant to paragraph 1 hereof, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying with respect to each such sale: (a) Series to which such Futures Contract Option was specifically allocated; (b) the type of Future Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Corporation upon such sale; and (h) the name of the broker of futures commission merchant through whom the sale was made. The Custodian shall consent to the cancellation of the Futures Contract Option being closed against payment to the Custodian of the total amount payable to the Corporation, provided the same conforms to the total amount payable as set forth in such Proper Instruction.

3. Whenever a Futures Contract Option purchased by the Corporation pursuant to paragraph 1 is exercised by the Corporation, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying: (a) the Series to which such Futures Contract Option was specifically allocated; (b) the particular Futures Contract Option (put or call) being exercised; (c) the type of Futures Contract underlying the Futures Contract Option; (d) the date of exercise; (e) the name of the broker or futures commission merchant through whom the Futures Contract Option is exercised; (f) the net total amount, if any, payable by the Corporation;
     (g) the amount, if any, to be received by the Corporation; and (h) the amount of cash and/or the amount and kind of Securities to be deposited in the Collateral Account for such Series. The Custodian shall make, out of the moneys and Securities specifically allocated to such Series, the payments, if any, and the deposits, if any, into the Collateral Accounts specified in the Proper Instruction. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

4. Whenever the Corporation writes a Futures Contract Option, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying with respect to such Futures Contract Option: (a) the Series for which such Futures Contract Option was written; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the expiration date; (e) the exercise price; (f) the premium to be received by the Corporation; (g) the name of the broker or futures commission merchant through whom the premium is to be received; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Collateral Account for such Series. The Custodian shall, upon receipt of the premium specified in the Proper Instruction, make out of the moneys and Securities specifically allocated to such Series the deposits into the Collateral Account, if any, as specified in the Proper Instruction. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

5. Whenever a Futures Contract Option written by the Corporation which is a call is exercised, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying: (a) the Series to which such Futures Contract Option was specifically allocated; (b) the particular Futures Contract Option exercised; (c) the type of Futures Contract underlying the Futures Contract Option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option was exercised; (e) the net total amount, if any, payable to the Corporation upon such exercise; (f) the net total amount, if any, payable by the Corporation upon such exercise; and (g) the amount of cash and/or the amount and kind of Securities to be deposited in the Collateral Account for such Series. The Custodian shall, upon its receipt of the net total amount payable to the Corporation, if any, specified in such Proper Instruction make the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Proper Instruction. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

6. Whenever a Futures Contract Option which is written by the Corporation and which is a put is exercised, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying: (a) the Series to which such Option was specifically allocated; (b) the particular Futures Contract Option exercised; (c) the type of Futures Contract underlying such Futures Contract Option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option is exercised; (e) the net total amount, if any, payable to the Corporation upon such exercise; (f) the net total amount, if any, payable by the Corporation upon such exercise; and (g) the amount and kind of Securities and/or cash to be withdrawn from or deposited in, the Collateral Account for such Series, if any. The Custodian shall, upon its receipt of the net total amount payable to the Corporation, if any, specified in the Proper Instruction, make out of the moneys and Securities specifically allocated to such Series, the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Proper Instruction. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

7. Whenever the Corporation purchases any Futures Contract Option identical to a previously written Futures Contract Option described in this
     Article in order to liquidate its position as a writer of such Futures Contract Option, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying with respect to the Futures Contract Option being purchased: (a) the Series to which such Option is specifically allocated; (b) that the transaction is a closing transaction; (c) the type of Future Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Option Contract; (d) the exercise price; (e) the premium to be paid by the Corporation; (f) the expiration date; (g) the name of the broker or futures commission merchant to whom the premium is to be paid; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account for such Series. The Custodian shall effect the withdrawals from the Collateral Account specified in the Proper Instruction. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

8. Upon the expiration, exercise, or consummation of a closing transaction with respect to, any Futures Contract Option written or purchased by the Corporation and described in this Article, the Custodian shall (a) delete such Futures Contract Option from the statements delivered to the Corporation pursuant to paragraph 3 of Article III herein and, (b) make such withdrawals from and/or in the case of an exercise such deposits into the Collateral Account as may be specified in a Proper Instruction. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

9. Futures Contracts acquired by the Corporation through the exercise of a Futures Contract Option described in this Article shall be subject to
     Article VI hereof.


                                 ARTICLE VIII

                                 SHORT SALES

1. Promptly after any short sales by any Series of the Corporation, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying: (a) the Series for which such short sale was made; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest or dividends, if any; (d) the dates of the sale and settlement; (e) the sale price per unit; (f) the total amount credited to the Corporation upon such sale, if any, (g) the amount of cash and/or the amount and kind of Securities, if any, which are to be deposited in a Margin Account and the name in which such Margin Account has been or is to be established; (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Collateral Account, and (i) the name of the broker through whom such short sale was made. The Custodian shall upon its receipt of a statement from such broker confirming such sale and that the total amount credited to the Corporation upon such sale, if any, as specified in the Proper Instruction is held by such broker for the account of the Custodian (or any nominee of the Custodian) as custodian of the Corporation, issue a receipt or make the deposits into the Margin Account and the Collateral Account specified in the Proper Instruction.

2. In connection with the closing-out of any short sale, the Corporation shall promptly deliver to the Custodian a Proper Instruction specifying with respect to each such closing out: (a) the Series for which such transaction is being made; (b) the name of the issuer and the title of the Security; (c) the number of shares or the principal amount, and accrued interest or dividends, if any, required to effect such closing-out to be delivered to the broker; (d) the dates of closing-out and settlement; (e) the purchase price per unit; (f) the net total amount payable to the Corporation upon such closing-out; (g) the net total amount payable to the broker upon such closing-out; (h) the amount of cash and the amount and kind of Securities to be withdrawn, if any, from the Margin Account; (i) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account; and (j) the name of the broker through whom the Corporation is effecting such closing-out. The Custodian shall, upon receipt of the net total amount payable to the Corporation upon such closing-out, and the return and/or cancellation of the receipts, if any, issued by the Custodian with respect to the short sale being closed-out, pay out of the moneys held for the account of the Corporation to the broker the net total amount payable to the broker, and make the withdrawals from the Margin Account and the Collateral Account, as the same are specified in the Proper Instruction.


                                  ARTICLE IX

                        REVERSE REPURCHASE AGREEMENTS

1. Promptly after the Corporation enters a Reverse Repurchase Agreement with respect to Securities held by the Custodian hereunder, the Corporation shall deliver to the Custodian a Proper Instruction, or in the event such Reverse Repurchase Agreement is a Money Market Security, a Proper Instruction specifying: (a) the Series for which the Reverse Repurchase Agreement is entered; (b) the total amount payable to the Corporation in connection with such Reverse Repurchase Agreement and specifically allocated to such Series; (c) the names of the counterparty and of the broker or dealer through or with whom the Reverse Repurchase Agreement is entered; (d) the amount and kind of Securities to be delivered by the Corporation to such broker or dealer; (e) the date of such Reverse Repurchase Agreement; and (f) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a Senior Security Account for such Series in connection with such Reverse Repurchase Agreement. The Custodian shall, upon receipt of the total amount payable to the Corporation specified in the Proper Instruction, make the delivery to the broker or dealer, and the deposits, if any, to the Collateral Account, specified in such Proper Instruction.

2. Upon the termination of a Reverse Repurchase Agreement described in preceding paragraph 1 of this Article, the Corporation shall promptly deliver a Proper Instruction or, in the event such Reverse Repurchase Agreement is a Money Market Security, a Proper Instruction to the Custodian specifying: (a) the Reverse Repurchase Agreement being terminated and the Series for which same was entered; (b) the total amount payable by the Corporation in connection with such termination;
     (c) the amount and kind of Securities to be received by the Corporation and specifically allocated to such Series in connection with such termination; (d) the date of termination; (e) the names of the counterparty and of the broker or dealer with or through whom the Reverse Repurchase Agreement is to be terminated; and (f) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Collateral Account for such Series. The Custodian shall, upon receipt of the amount and kind of Securities to be received by the Corporation specified in the Proper Instruction, make the payment to the broker or dealer, and the withdrawals, if any, from the Collateral Account, specified in such Proper Instruction.


                                  ARTICLE X

                   LOAN OF PORTFOLIO SECURITIES OF THE FUND

1. Promptly after each loan of portfolio Securities specifically allocated to a Series held by the Custodian hereunder, the Corporation shall deliver or cause to be delivered to the Custodian a Proper Instruction specifying with respect to each such loan: (a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities, (c) the number of shares or the principal amount loaned, (d) the date of loan and delivery, (e) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified, and (f) the name of the broker, dealer, or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Corporation or the Custodian drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.

2. Promptly after each termination of the loan of Securities by the Corporation, the Corporation shall deliver or cause to be delivered to the Custodian a Proper Instruction specifying with respect to each such loan termination and return of Securities: (a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned, (c) the number of shares or the principal amount to be returned, (d) the date of termination, (e) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Proper Instruction), and (f) the name of the broker, dealer, or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of the Corporation, the total amount payable upon such return of Securities as set forth in the Proper Instruction.


                                  ARTICLE XI

              CONCERNING MARGIN ACCOUNTS AND COLLATERAL ACCOUNTS

1. The Custodian shall make deliveries or payments from a Margin Account to the broker, dealer, futures commission merchant or Clearing Member in whose name, or for whose benefit, the account was established as specified in the Margin Account Agreement.

2. Amounts received by the Custodian as payments or distributions with respect to Securities deposited in any Margin Account shall be dealt with in accordance with the terms and conditions of the related Margin Account Agreement.

3. The Custodian shall have a continuing lien and security interest in and to any property at any time held by the Custodian in any Collateral Account described herein. In accordance with applicable law, including limitations under the 1940 Act and the Corporation's Prospectus, the Custodian may enforce its lien and realize on any such property whenever the Custodian has made payment or delivery pursuant to any Put Option guarantee letter or similar document or any receipt issued hereunder by the Custodian. In the event the Custodian should realize on any such property net proceeds which are less than the Custodian's obligations under any Put Option guarantee letter or similar document or any receipt, such deficiency shall be a debt owed the Custodian by the Corporation within the scope of Article XIV herein.

4. On each business day the Custodian shall furnish the Corporation with a statement with respect to each Margin Account in which money or Securities are held specifying as of the close of business on the previous business day: (a) the name of the Margin Account; (b) the amount and kind of Securities held therein; and (c) the amount of money held therein. The Custodian shall make available upon request to any broker, dealer, or futures commission merchant specified in the name of a Margin Account a copy of the statement furnished the Corporation with respect to such Margin Account.

5. Promptly after the close of business on each business day in which cash and/or Securities are maintained in a Collateral Account for any Series, the Custodian shall furnish the Corporation with a statement with respect to such Collateral Account specifying the amount of cash and/or the amount and kind of Securities held therein. No later than the close of business next succeeding the delivery to the Corporation of such statement, the Corporation shall furnish to the Custodian a Proper Instruction or Written Instructions specifying the then market value of the Securities described in such statement. In the event such then market value is indicated to be less than the Custodian's obligation with respect to any outstanding Put Option guarantee letter or similar document, the Corporation shall promptly specify in a Proper Instruction the additional cash and/or Securities to be deposited in such Collateral Account to eliminate such deficiency.


                                 ARTICLE XII

                    PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

1. The Corporation shall furnish to the Custodian a copy of the resolution of the Board of Directors of the Corporation, certified by the Secretary or any Assistant Secretary, either (i) setting forth with respect to the Series specified therein the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Corporation on the payment date, or (ii) authorizing with respect to the Series specified therein the declaration of dividends and distributions on a daily basis and authorizing the Custodian to rely on a Proper Instruction setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.

2. Upon the payment date specified in such resolution, Proper Instruction, as the case may be, the Custodian shall pay out of the moneys held for the account of each Series the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Corporation with respect to such Series.


                                 ARTICLE XIII

                        SALE AND REDEMPTION OF SHARES

1. Whenever the Corporation shall sell any Shares, it shall deliver to the Custodian a Proper Instruction duly specifying the amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to the separate account in the name of such Series.

2. Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account in the name of the Series for which such money was received.

3. Upon issuance of any Shares of any Series described in the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of such Series, all original issue or other taxes required to be paid by the Corporation in connection with such issuance upon the receipt of a Proper Instruction specifying the amount to be paid.

4. Except as provided hereinafter, whenever the Corporation desires the Custodian to make payment out of the money held by the Custodian hereunder in connection with a redemption of any Shares, it shall furnish to the Custodian a Proper Instruction specifying:

     (a)  The number and Series of Shares redeemed; and

     (b)  The amount to be paid for such Shares.

5. Upon receipt from the Transfer Agent of an advice setting forth the Series and number of Shares received by the Transfer Agent for redemption and that such Shares are in good form for redemption, the Custodian shall make payment to the Transfer Agent or to another account of the Corporation at the Custodian out of the moneys held in the separate account in the name of the Series the total amount specified in the Proper Instruction issued pursuant to the foregoing paragraph 4 of this Article.

6. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Corporation, the Custodian, unless otherwise instructed by a Proper Instruction, shall, upon receipt of an advice from the Corporation or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the moneys held in the separate account of the Series of the Shares being redeemed.


                                 ARTICLE XIV

                          OVERDRAFTS OR INDEBTEDNESS

1. If the Custodian, should in its sole discretion advance funds on behalf of any Series which results in an overdraft because the moneys held by the Custodian in the separate account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Proper Instruction, or which results in an overdraft in the separate account of such Series for some other reason, or if the Corporation is for any other reason indebted to the Custodian with respect to a Series (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Corporation for such Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to one-half percent over Custodian's prime commercial lending rate, or alternatively, such other rate, if any, as the Custodian and the Corporation may agree to from time to time. In addition, the Corporation hereby agrees that the Custodian shall have a continuing lien and security interest in and to up to 5% of the net assets specifically allocated to such Series, at any time held by it for the benefit of such Series or in which the Corporation may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Corporation authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series' credit on the Custodian's books. In addition, the Corporation hereby agrees that on each Business Day on which either it intends to enter a Reverse Repurchase Agreement and/or otherwise borrow from a third party, or which next succeeds a Business Day on which at the close of business the Corporation had outstanding a Reverse Repurchase Agreement or such a borrowing, it shall attempt prior to 9 a.m., New York City time, or as soon as practicable, advise the Custodian, in writing, of each such borrowing, shall specify the Series to which the same relates, and shall not incur any indebtedness not so specified other than from the Custodian.

2. The Corporation will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities held by the Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Corporation against delivery of a stated amount of collateral. The Corporation shall promptly deliver to the Custodian a Proper Instruction specifying with respect to each such borrowing:
     (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Corporation, or other loan agreement, (d) the time and date, if known, on which the loan is to be entered into, (e) the date on which the loan becomes due and payable, (f) the total amount payable to the Corporation on the borrowing date, (g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940 and the Corporation's prospectus. The Custodian shall deliver on the borrowing date specified in a Proper Instruction the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Proper Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Proper Instruction to collateralize further any transaction described in this paragraph. The Corporation shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Corporation fails to specify in a Proper Instruction the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.


                                  ARTICLE XV

                                TERMINAL LINK

1. At no time and under no circumstances shall the Corporation be obligated to have or utilize the Terminal Link, and the provisions of this Article shall apply if, but only if, the Corporation in its sole and absolute discretion elects to utilize the Terminal Link to transmit Proper Instructions to the Custodian.

2. The Terminal Link shall be utilized by the Corporation only for the purpose of the Corporation providing Proper Instructions to the Custodian with respect to transactions involving Securities or for the transfer of money to be applied to the payment of dividends, distributions or redemptions of Corporation Shares, and shall be utilized by the Custodian only for the purpose of providing notices to the Corporation. Such use shall commence only after the Corporation shall have delivered to the Custodian a Proper Instruction substantially in the form of Exhibit D and shall have established access codes. Each use of the Terminal Link by the Corporation shall constitute a representation and warranty that the Terminal Link is being used only for the purposes permitted hereby, that at least two Officers have each utilized an access code, that such safekeeping procedures have been established by the Corporation, and that such use does not contravene the Investment Company Act of 1940, as amended, or the rules or regulations thereunder.

3. The Corporation shall obtain and maintain at its own cost and expense all equipment and services, including, but not limited to communications services, necessary for it to utilize the Terminal Link, and the Custodian shall not be responsible for the reliability or availability of any such equipment or services.

4. The Corporation acknowledges that any data bases made available as part of, or through the Terminal Link and any proprietary data, software, processes, information and documentation (other than any such which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Custodian. The Corporation shall, and shall cause others to which it discloses the Information, to keep the Information confidential by using the same care and discretion it uses with respect to its own confidential property and trade secrets, and shall neither make nor permit any disclosure without the express prior written consent of the Custodian.

5. Upon termination of this Agreement for any reason, the Corporation shall return to the Custodian any and all copies of the Information which are in the Corporation's possession or under its control, or which the Corporation distributed to third parties. The provisions of this Article shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all Information whether or not copyrighted.

6. The Custodian reserves the right to modify the Terminal Link from time to time without notice to the Corporation except that the Custodian shall give the Corporation notice not less than 75 days in advance of any modification which would materially adversely affect the Corporation's operation, and the Corporation agrees that the Corporation shall not modify or attempt to modify the Terminal Link without the Custodian's prior written consent. The Corporation acknowledges that any software or procedures provided the Corporation as part of the Terminal Link are the property of the Custodian and, accordingly, the Corporation agrees that any modifications to the Terminal Link, whether by the Corporation, or by the Custodian and whether with or without the Custodian's consent, shall become the property of the Custodian.

7. Neither the Custodian nor any manufacturers and suppliers it utilizes or the Corporation utilizes in connection with the Terminal Link makes any warranties or representations, express or implied, in fact or in law, including but not limited to warranties of merchantability and fitness for a particular purpose.

8. The Corporation will cause its Officers and employees to treat the authorization codes and the access codes applicable to Terminal Link with extreme care, and irrevocably authorizes the Custodian to act in accordance with and rely on Proper Instructions received by it through the Terminal Link. The Corporation acknowledges that it is its responsibility to assure that only its Officers use the Terminal Link on its behalf, and that a Custodian shall not be responsible nor liable for use of the Terminal Link on the Corporation's behalf by persons other than such persons or Officers, or by only a single Officer, nor for any alteration, omission, or failure to promptly forward.

9. (a) Except as otherwise specifically provided in Section 9(b) of this Article, the Custodian shall have no liability for any losses, damages, injuries, claims, costs or expenses arising out of or in connection with any failure, malfunction or other problem relating to the Terminal Link except for money damages suffered as the direct result of the negligence of the Custodian in an amount not exceeding for any incident $100,000 provided, however, that the Custodian shall have no liability under this Section 9 if the Corporation fails to comply with the provisions of Section 11.

     (b) The Custodian shall be liable for any loss or damage arising out of its own negligence or willful misconduct in executing or failing to execute in accordance with a duly acknowledged Proper Instruction received through Terminal Link.

10. Without limiting the generality of the foregoing, in no event shall the Custodian or any manufacturer or supplier of its computer equipment, software or services relating to the Terminal Link be responsible for any special, indirect, incidental or consequential damages which the Corporation may incur or experience by reason of its use of the Terminal Link even if the Custodian or any manufacturer or supplier has been advised of the possibility of such damages, nor with respect to the use of the Terminal Link shall the Custodian or any such manufacturer or supplier be liable for acts of God, or with respect to the following to the extent beyond such person's reasonable control: machine or computer breakdown or malfunction, interruption or malfunction of communication facilities, labor difficulties or any other similar or dissimilar cause.

11. The Corporation shall notify the Custodian of any errors, omissions or interruptions in, or delay or unavailability of, the Terminal Link as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the Business Day on which discovery should have occurred as a result of the need to use such Terminal Link, and where, through the exercise of reasonable care such omission, interruption, delay or unavailability, such problem would have been discovered, and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. The Custodian shall promptly advise the Corporation whenever the Custodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Terminal Link.

12. The Custodian shall verify to the Corporation, by use of the Terminal Link, receipt of each Proper Instruction the Custodian receives through the Terminal Link. If the Custodian cannot, for some reason, verify through Terminal Link, then it will verify by facsimile. In the absence of such verification the Custodian shall not be liable for any failure to act in accordance with such Certificate and the Corporation may not claim that such Certificate was received by the Custodian. Such verification, which may occur after the Custodian has acted upon such Proper Instruction, shall be accomplished on the same day on which such Proper Instruction is received.


                                 ARTICLE XVI

                                   RESERVED


                                 ARTICLE XVII

                           CONCERNING THE CUSTODIAN

1. The Custodian shall be held to a standard of reasonable care in carrying out the provisions of this Agreement. Except as hereinafter provided, or as provided in Article XVI, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, either hereunder or under any Margin Account Agreement, except for any such loss or damage arising out of its own negligence or willful misconduct. In no event shall the Custodian be liable to the Corporation or any third party for special, indirect or consequential damages or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action, unless such loss resulted from the Custodian's willful misconduct. Negligence includes the failure of the Custodian to comply with any law or regulation applicable to the Custodian. The Custodian may, with respect to questions of law arising hereunder or under any Margin Account Agreement, apply for and obtain the advice and opinion of counsel to the Corporation or of its own counsel, and the Corporation shall pay the reasonable expenses thereof, and the Custodian shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Corporation for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence or willful misconduct on the part of the Custodian or any of its employees or agents.

2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

     (a) The validity of the issue of any Securities purchased, sold, or written by or for the Corporation, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

     (b) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

     (c) The legality of the declaration or payment of any dividend by the Corporation;

     (d) The legality of any borrowing by the Corporation using Securities as collateral;

     (e) The legality of any loan of portfolio Securities, nor shall the Custodian be under any duty or obligation to determine that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Corporation is adequate collateral for the Corporation against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Corporation that the amount of such cash collateral held by it for the Corporation is sufficient collateral for the Corporation, but such duty or obligation shall be the sole responsibility of the Corporation. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Corporation are lent pursuant to Article XIV of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of the Corporation during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Corporation in the event that such dividends or interest are not paid and received when due and to fully cooperate (at the Corporation's expense) with the Corporation in obtaining any such dividends and/or interest; or

     (f) The sufficiency or value of any amounts of money and/or Securities held in any Margin Account, Senior Security Account or Collateral Account in connection with transactions by the Corporation. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer, futures commission merchant or Clearing Member makes payment to the Corporation of any variation margin payment or similar payment which the Corporation may be entitled to receive from such broker, dealer, futures commission merchant or Clearing Member, to see that any payment received by the Custodian from any broker, dealer, futures commission merchant or Clearing Member is the amount the Corporation is entitled to receive, or to notify the Corporation of the Custodian's receipt or non-receipt of any such payment.

3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Corporation until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Corporation's interest at the Book-Entry System or the Depository.

4. The Custodian shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to Securities held in the Depository, unless the Custodian shall have actually received timely notice thereof from. In no event shall the Custodian have any responsibility or liability for the failure of the Depository to collect, or for the late collection or late crediting by the Depository or any other payor or issuer of any amount payable upon Securities deposited in the Depository which may mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Proper Instruction from the Corporation of an overdue amount on Securities held in the Depository the Custodian shall make a claim against the Depository on behalf of the Corporation, except that the Custodian shall not be under any obligation to appear in, prosecute or defend any action suit or proceeding in respect to any Securities held by the Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Corporation from the Transfer Agent of the Corporation nor to take any action to effect payment or distribution by the Transfer Agent of the Corporation of any amount paid by the Custodian to the Transfer Agent of the Corporation in accordance with this Agreement.

6. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Proper Instruction and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

7. The Custodian may appoint one or more banking institutions as Depository or Depositories, as Sub-Custodian or Sub-Custodians, or as Co-Custodian or Co-Custodians, of Securities and moneys at any time owned by the Corporation, upon such terms and conditions as may be approved in a Proper Instruction or contained in an agreement executed by the Custodian, the Corporation and the appointed institution.

8. The Custodian shall not be under any duty or obligation (a) to ascertain whether any Securities at any time delivered to, or held by it or by any Foreign Sub-Custodian, for the account of the Corporation and specifically allocated to a Series are such as properly may be held by the Corporation or such Series under the provisions of its then current prospectus, or (b) to ascertain whether any transactions by the Corporation, whether or not involving the Custodian, are such transactions as may properly be engaged in by the Corporation.

9. The Custodian shall be entitled to receive and the Corporation agrees to pay to the Custodian all reasonable out-of-pocket expenses and such compensation as may be agreed upon from time to time between the Custodian and the Corporation. The Custodian may charge such compensation and any such reasonable expenses with respect to a Series incurred by the Custodian in the performance of its duties pursuant to such agreement against any money specifically allocated to such Series. Unless and until the Corporation instructs the Custodian by a Proper Instruction to apportion any loss, damage, liability or expense among the Series in a specified manner, the Custodian shall also be entitled to invoice a Series such Series' pro rata share (based on such Series net asset value at the time of the charge to the aggregate net asset value of all Series at that time) of the amount of any loss, damage, liability or expense, including reasonable fees of counsel not of salaried employees of the Custodian, for which it shall be entitled to reimbursement under the provisions of this Agreement.

10. The Custodian shall be entitled to rely upon any Proper Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Proper Instruction. The Custodian shall be entitled to rely upon any Proper Instruction orally given and actually received by the Custodian hereinabove provided for, provided such instructions reasonably appear to have been received from an Officer. The Corporation agrees to confirm to the Custodian such a Proper Instruction by facsimile or otherwise, by the close of business of the same day that such Instructions are given to the Custodian. The Corporation agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Corporation. The Corporation agrees that the Custodian shall incur no liability to the Corporation in acting upon Proper Instructions orally given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Officer.

11. The Custodian shall be entitled to rely upon any instrument, instruction or notice received by the Custodian and reasonably believed by the Custodian to be given in accordance with the terms and conditions of any Margin Account Agreement. Without limiting the generality of the foregoing, the Custodian shall be under no duty to inquire into, and shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or Clearing Member.

12. The books and records pertaining to the Corporation which are in the possession of the Custodian shall be the property of the Corporation. Such books and records shall be prepared and maintained as required by the 1940 Act, as amended, and other applicable securities laws and rules and regulations. The Corporation, or the Corporation's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Corporation, copies of any such books and records shall be provided by the Custodian to the Corporation or the Corporation's authorized representative, and the Corporation shall reimburse the Custodian its reasonable expenses of providing such copies. Upon reasonable request of the Corporation, the Custodian shall provide in hard copy or on microfilm computer disc or other electronic means, whichever the Custodian elects, any records included in any such delivery which are maintained by the Custodian on a computer disc, or are similarly maintained, and the Corporation shall reimburse the Custodian for its reasonable expenses of providing such hard copy or microfilm.

13. The Custodian shall provide the Corporation with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System, the Depository or O.C.C., including any report of such entities the Custodian receives from any banking regulator, and with such reports on its own systems of internal accounting control as the Corporation may reasonably request from time to time.

14. The Corporation agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including reasonable attorneys' fees, howsoever arising or incurred because of or in connection with this Agreement, including the Custodian's payment or non-payment of checks pursuant to paragraph 6 of
     Article XIII as part of any check redemption privilege program of the Corporation, except for any such liability, claim, loss and demand arising out of the Custodian's own or its agents negligence or willful misconduct or breach of the terms of this Agreement.

15. Subject to the foregoing provisions of this Agreement, including, without limitation, those contained in Article XVI, the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accordance with the rules of any Depository or Book-Entry System or O.C.C. and with respect to physicals not delivered to one of the foregoing, in accordance with the customs and practices prevailing among brokers and dealers in such securities on the date of execution of this Agreement, or in accordance with such lesser customs, if any, as may be approved by the Corporation in Proper Instructions. The Custodian will immediately inform the Corporation and await a specific Proper Instruction and/or a resolution of the Executive Committee of the Board of Directors before permitting the release of securities or cash which is not against delivery of the counteritem, except for deliveries described in the preceding sentence. The Corporation assumes all responsibility and liability for all credit risks involved in connection with the Custodian's delivery of Securities pursuant to such Proper Instructions or Executive Committee Resolution of the Corporation, which responsibility and liability shall continue until final payment in full has been received by the Custodian.

16. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.


                                ARTICLE XVIII

                                 TERMINATION

1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Corporation, it shall be accompanied by a copy of a resolution of the Board of Directors of the Corporation, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Corporation shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Directors of the Corporation, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians.
     In the absence of such designation by the Corporation, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then owned by the Corporation and held by it as Custodian, after deducting all fees, reasonable expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

2. If a successor custodian is not designated by the Corporation or the Custodian in accordance with the preceding paragraph, the Corporation shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Corporation) and moneys then owned by the Corporation be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book Entry System which cannot be delivered to the Corporation to hold such Securities hereunder in accordance with this Agreement.


                                 ARTICLE XIX

                                MISCELLANEOUS

1. Annexed hereto as Appendix A are the Authorized and Proper Instructions signed by present Officers of the Corporation under its corporate seal, setting forth the names and the signatures of the present Officers of the Corporation. The Corporation agrees to furnish to the Custodian a new Authorized and Proper Instructions in similar form in the event any such present Officer ceases to be an Officer of the Corporation, or in the event that other or additional Officers are elected or appointed. Until such new Authorized and Proper Instructions shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the Officers as set forth in the last delivered Authorized and Proper Instructions.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed, sent by reliable overnight delivery service or delivered to it at its offices at 110 Washington Street, 15th Floor, New York, New York 10286, or sent by facsimile to
     (212) 693-5274 or at such other place as the Custodian may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Corporation shall be sufficiently given if addressed to the Corporation and mailed, sent by reliable overnight delivery service or delivered to it at its office at the address for the Corporation first above written, or at such other place or facsimile number as the Corporation may from time to time designate in writing.

4. This Agreement may not be amended except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Board of Directors of the Corporation. However, in connection with the operation of the Agreement, the Custodian and the Corporation may from time to time agree in writing on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, which provisions will not be deemed to be amendments.

5. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Corporation without the written consent of the Custodian, or by the Custodian without the written consent of the Corporation, authorized or approved by a resolution of the Corporation's Board of Directors.

6. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof. Each party hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and hereby waives its right to trial by jury.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one and the same instrument.

8. A copy of the Articles of Incorporation of the Corporation is on file with the office of the State Department of Assessments and Taxation of the State of Maryland, and notice is hereby given that this instrument is executed on behalf of the Board of Directors of the Corporation and not individually and that the obligations of this instrument are not binding upon any of the Directors or shareholders individually but are binding only upon the assets and property of the Corporation; provided, however, that the Articles of Incorporation provide that the assets of a particular Series of the Corporation shall under no circumstances be charged with liabilities attributable to any other Series of the Corporation and that all persons extending credit to, or contracting with or having any claim against a particular Series of the Corporation shall look only to the assets of that particular Series for payment of such credit, contract or claim. The Custodian acknowledges that it has read and understands the exculpation and limitation of liability provisions of the Corporation, Article XI, Section3.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate Officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


Attest:                                       BATTERY PARK FUNDS, INC.

____________________                          ____________________
Deborah A. Montick                            Robert Levine
Secretary                                     President

Attest                                        THE BANK OF NEW YORK

____________________                          ____________________
Ira R. Rosner                                 Stephen E. Grunston
Vice President                                Vice President


                                  APPENDIX A


                              Custodian Contract
                    Authorization and Proper Instructions

I.   Pursuant to Article III, Section3; Article XI, Section5, Section6;
     Article XVII, Section1, Section2, Section3, Section4, Section5, Section6, Section12, Section14; Article XVIII, Section1, Section6; and
     Article XIV, Section1, of the Custodian Contract (the "Contract") between Battery Park Corporations, Inc. (the "Corporation") and The Bank of New York (the "Custodian"), this shall constitute the authorization of the persons named herein to issue Proper Instructions on behalf of the Corporation, in the form and on the basis set forth in the Authorizations and Proper Instructions. The meaning of all terms used herein shall be the same as the meaning of those respective terms in the Contract.

II. Oral instructions shall be authorized only as specified herein and shall be subject to any security measures as shall hereafter be directed by each Corporation in writing.

III. The following Corporation officers, INSERT OFFICERS' NAMES, shall be authorized to sign Proper Instructions issued under SectionII, 1; SectionIII, 1 and 5(e) of the Contract, and to perform all functions set forth hereafter.

IV. Standing instructions, which shall be in writing, shall be authorized only as specified herein and shall continue until such instructions are revoked directly or by the transmittal of new instructions by the Corporation. Standing instructions may be issued with respect to the following subsections of the Contract by persons as designated in the subsequent sections of this API:

      A.  Article III, Section5(b), (c), (d), Section6(b), (c), (d), (e);
          Article V, Section7, Section9, Section11; Article VI, Section1, Section3, Section4; Article VII, Section3, Section4, Section5, Section6, Section8; Article VIII, Section1, Section2; Article X, Section1; and Article XI, Section1, Section2 of the Contract.

      B. Article III, Section2(b), (c); Article V, Section8, Section10, Section11; Article VI, Section1; Article VII, Section4, Section5, Section8; Article VIII, Section1, Section2; Article XI, Section1, Section2; Article XII, Section2; Article XIII, Section5; and
          Article XIV, Section2 of the Contract.

V. Proper Instructions issued under the following Sections of the Contract as described in this Article V shall be given orally, electronically, by telefacsimile or in writing by any one of the persons designated in Attachment A under SECTION 4. TRADING, TRADING SUPPORT STAFF OR RESEARCH PERSONNEL:

      A. With regard to the Delivery of Securities, Article III, Section5(b), (c) (d), Section6(b), (c), (d), (e); Article IV, Section2; Article V, Section2, Section4, Section7, Section8, Section9, Section10, Section11; Article VI, Section1, Section3, Section4; Article VII, Section3, Section4, Section5, Section6, Section8; Article VIII, Section2; Article IX, Section1; Article XI, Section1, Section2; and Article XVII, Section15.

      B. With regard to the Payment of Corporation Moneys, Article IV, Section1; Article V, Section1, Section3, Section9; Article VI, Section1, 2, Section3, Section4; Article VII, Section1, Section3, Section6, Section8; Article IX, Section1; and Article XI, Section1, Section2.

      C.  With regard to Article IX of the Contract: Reverse Repurchase
          Agreements.

      D. With regard to Article XIV, Section1 and Article XVII, Section1, Section2, Section3, Section4, Section5, Section6 and Section14 of the Contract:

          1. Designations of Corporation securities subject to a security interest of the Custodian made pursuant to this Section of the Contract;

          2.   These designations shall be standing.

Confirmation of such oral or fax Proper Instructions shall be given in writing by any two of the persons designated in Attachment A under SECTION 2. CORPORATE RECORDS OR SECTION 4. TRADING, TRADING SUPPORT STAFF OR RESEARCH PERSONNEL.

VI.  Article VIII, Section1 and Article XI of the Contract:
     Proper Instructions issued under the above subsections of the Contract as described in this Article shall be signed by CHIEF INVESTMENT OFFICER OF NOMURA.

VII. Article III, Section2 and Section4 of the Contract (Segregated Account):

Proper Instructions issued under the above subsections of the Contract as described in this Article shall be signed by any one of the persons designated in Attachment A under SECTION 4. TRADING, TRADING SUPPORT STAFF OR RESEARCH PERSONNEL.

VIII. Article V, Section8, Section10, Section11; VII, Section4, Section5, Section8; Article VIII, Section1 and Section2; Article XI, Section1 and Section2; Article XII, Section2; and Article XIV, Section2 of the Contract:

Proper Instructions issued under the above subsections of the Contract as described in this Article VIII shall be signed by any one of the persons designated in Attachment A under SECTION 3. FINANCE.

IX.  Article III, Section2(c); and Article IV, Section1 of the Contract:

Proper Instructions issued under the above Subsection of the Contract as described in this Article IX shall be signed by any one of the persons designated in Attachment A under SECTIONS 1. PRODUCT ADMINISTRATION OR 3. FINANCE.

X.   With regard to Article XVII of the Contract: Concerning the Custodian:

      A. The Custodian is hereby directed to keep the books of account of this Corporation and to compute the net asset value per share, based upon portfolio securities prices to be obtained from the authorized Corporation pricing agent, subject to price corrections or accounting entries which shall be furnished orally by those persons designated in Attachment A under SECTION 3. FINANCE.

      B. The Custodian is hereby directed to calculate daily the net income of this Corporation and to advise the Corporation's Transfer Agent of the division of net income among its various components.

      C. The Corporate Calendar serves as the standing instruction to release dividends.

                                ATTACHMENT A
                                    to the
                     Authorization & Proper Instructions
                          to the Custodian Contract
                         for BATTERY PARK FUNDS, INC.

  SECTION 1                               SECTION 3
  ---------                               ---------
  PRODUCT ADMINISTRATION                  FINANCE
  (authorized to sign for                 (authorized to perform
  operating expenses)                     accounting entries, etc.)


  James J. Dolan                          Keith A. Antle
  R. Jeffrey Niss                         Timothy K. Biedrzycki
  Robert J. Wagner                        Joseph A. Del Vecchio
                                          Ronald J. Ecoff, Jr.
                                          Anna B. Germ
                                          Douglas L. Hein
                                          Craig E. Hellier
                                          Sharon W. Huckestein
                                          Lisa J. Ling
  SECTION 2                               Mary Beth Marchionda
  ---------                               Deborah M. Molini
  CORPORATE RECORDS                       Barbara A. Moritz
  (authorized to co-sign                  Beverly L. Nonamaker
  confirmations)                          Richard N. Paddock
                                          Jennifer A. Pophal
  Larry Kreger                            David M. Taylor
  Christine A. Nettorur                   April Winklmann


  SECTION 4
  ---------                               SECTION 6
  TRADING                                 ---------
  (authorized to give oral                RESEARCH PERSONNEL
  and FAX instructions)                   (authorized to sign
                                          instructions and issue
                                          standing instructions)
  Richard Buch
  Seth Chadbourne
  Yahyin Chang                            Richard Buch
  David Crall                             Seth Chadbourne
  Nate Hudson                             Yahyin Chang
  Robert Levine                           David Crall
  Andy Toburen                            Nate Hudson
                                          Robert Levine
                                          Andy Toburen
  SECTION 5
  ---------
  TRADING SUPPORT STAFF
  (authorized to co-sign
  confirmation of oral
  instructions)


  Richard Buch
  Seth Chadbourne
  Yahyin Chang
  David Crall
  Nate Hudson
  Robert Levine
  Andy Toburen


  SECTION 6
  ---------
  RESEARCH PERSONNEL
  (authorized to sign
  instructions and issue
  standing instructions)

                                  APPENDIX B


I, Ira R. Rosner, a Vice President with THE BANK OF NEW YORK do hereby designate the following publications:


The Bond Buyer
Depository Trust Company Notices
Financial Daily Card Service
JJ Kenney Municipal Bond Service
London Financial Times
New York Times
Standard & Poor's Called Bond Record
Wall Street Journal

                                                                    EXHIBIT A

                           BATTERY PARK FUNDS, INC.

                          C E R T I F I C A T I O N
                          -------------------------

     The undersigned, Assistant Secretary of Battery Park Funds, Inc. (the "Corporation"), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation on September 30, 1996, substantially and materially as follows and that said resolutions have not been amended or rescinded:

     RESOLVED, that the Board hereby approves the use of the following book-entry systems for the Corporation, as specified in the Custodian Contract between the Custodian and the Corporation:

                The Bank of New York;
                Bankers Trust Company;
                The Chase Manhattan Corporation;
                Morgan Guaranty Trust Company of New York;
                NationsBank of North Carolina;
                NationsBank of Virginia; and
                PNC Bank

     WITNESS the due execution hereof this 1st day of October, 1996.



                                   ---------------------------------------
                                   Gail Cagney
                                   Assistant Secretary

                                                                    EXHIBIT B
                           BATTERY PARK FUNDS, INC.

                          C E R T I F I C A T I O N
                          -------------------------


     The undersigned, Assistant Secretary of Battery Park Funds, Inc. (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation on September 30, 1996, substantially and materially as follows and that said resolution has not been amended or rescinded:

     RESOLVED, that the Board hereby authorizes and approves the use by the Custodian of Depository Trust Company the Federal Reserve Book-Entry System as securities depositories for the Corporation and the use of Participants Trust Company as a securities depository for the Corporation, as specified in the Custodian Contract between the Custodian and the Corporation.

     WITNESS the due execution hereof this 1st day of October, 1996.



                                   ---------------------------------------
                                   Gail Cagney
                                   Assistant Secretary

                                                                    EXHIBIT C


                           BATTERY PARK FUNDS, INC.

                          C E R T I F I C A T I O N
                          -------------------------


     The undersigned, Assistant Secretary of Battery Park Funds, Inc. (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation on September 30, 1996, substantially and materially as follows and that said resolution has not been amended or rescinded:

     RESOLVED, that The Bank of New York, as Custodian pursuant to    a
               Custody Agreement between The Bank of New York and the Corporation dated as of September 1, 1996, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Proper Instruction, as defined in the Custody Agreement, to the contrary, to accept, utilize and act with respect to Clearing Member confirmations for Derivatives and Options and transactions in Derivations and Options, regardless of the Series to which the same are specifically allocated, as such terms are defined in the Custody Agreement, as provided in the Custody Agreement.

     WITNESS the due execution hereof this 1st day of October, 1996.





                                        ----------------------------------
                                        Gail Cagney
                                        Assistant Secretary

                                                                    EXHIBIT D
                           BATTERY PARK FUNDS, INC.

                          C E R T I F I C A T I O N
                          -------------------------


     The undersigned, Assistant Secretary of Battery Park Funds, Inc. (the "Corporation"), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation on, September 30, 1996, substantially and materially as follows and that said resolutions have not been amended or rescinded:

     RESOLVED, that The Bank of New York, as Custodian pursuant to    a
               Custody Agreement between The Bank of New York and the Corporation dated as of October 1, 1996, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis to act in accordance with, and to rely on Proper Instructions (as defined in the Custody Agreement) given by the Corporation to the Custodian by a Terminal Link (as defined in the Custody Agreement).

     RESOLVED, that the Corporation shall establish access codes and grant use of such access codes only to Officers of the Corporation as defined in the Custody Agreement, shall establish internal safekeeping procedures to safeguard and protect the confidentiality and availability of such access codes, shall limit its use of the Terminal Link to those purposes permitted by the Custody Agreement, shall require at least two such Officers to utilize their respective access codes in connection with each such Proper Instruction, and shall use the Terminal Link only in a manner that does not contravene the Investment Company Act of 1940, as amended, or the rules and regulations thereunder.

     RESOLVED, that Officers of the Corporation shall, following the establishment of such access codes and such internal safekeeping procedures, advise the Custodian that the same have been established by delivering a Proper Instruction, as defined in the Custody Agreement, and the Custodian shall be entitled to rely upon such advice.


     WITNESS the due execution hereof this 1st day of October, 1996.




                                        ----------------------------------
                                        Gail Cagney
                                        Assistant Secretary